EXHIBIT 99.2

            MOSINEE PAPER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME
                                   Three Months Ended        Nine Months Ended
                                      September 30,             September 30,
 ($ thousands, except              1997          1996        1997         1996
  share data - unaudited)
 Net sales                      $89,782       $81,761    $253,293     $237,130
 Cost of sales                   67,073        58,764     187,542      173,445
 Gross profit on sales           22,709        22,997      65,751       63,685

 Operating expenses:
   Selling                        3,052         3,140       9,244        8,487
   Administrative                 7,711         4,974      16,266       17,299
 Total operating expenses        10,763         8,114      25,510       25,786

 Income from operations          11,946        14,883      40,241       37,899
 Other income (expense):
   Interest expense              (  989)       (1,056)     (2,915)      (3,512)
   Other                            182            72         319          143
 Income before income taxes      11,139        13,899      37,645       34,530
 Provision for income taxes       4,175         5,620      14,525       13,950

 Net income                      $6,964        $8,279     $23,120      $20,580


 Net income per share             $0.46         $0.53       $1.52        $1.31

 Weighted average common
   shares outstanding        15,201,721    15,724,596  15,214,603   15,724,596

                  MOSINEE PAPER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
 ($ thousands *  )                               September 30,       December 31,
                                                     1997               1996
 ASSETS
   Cash and cash equivalents                       $    350          $  3,150
   Receivables, net                                  31,457            23,407
   Inventories                                       47,236            41,254
   Deferred income taxes                              8,275             7,225
   Other                                                312               311
      Total current assets                           87,630            75,347

 Property, plant and equipment                      398,983           370,085
   Less: accumulated depreciation                   182,859           170,610
 Net depreciated value                              216,124           199,475
 Other assets                                        13,021            10,207

 TOTAL ASSETS                                      $316,775          $285,029

 LIABILITIES
   Accounts payable                                $ 19,926          $ 18,262
   Accrued and other liabilities                     25,988            27,316
   Accrued income taxes                               1,569             2,420
      Total current liabilities                      47,483            47,998

 Long-term debt                                      64,864            48,332
 Deferred income taxes                               38,685            35,538
 Postretirement benefits                             16,906            16,125
 Other noncurrent liabilities                        13,596            11,884
      Total liabilities                             181,534           159,877

 Commitments and contingencies                          ---               ---
 Preferred stock of subsidiary                        1,255             1,255

 STOCKHOLDERS' EQUITY
 Preferred stock - $1 par value, authorized
           -  1,000,000 shares, none issued
 Common stock - no par value, authorized
      30,000,000 shares                              58,678            58,678
 Retained earnings                                  104,779            83,763
      Subtotals                                     163,457           142,441
 Treasury stock at cost                             (29,471)          (18,544)
      Total stockholders' equity                    133,986           123,897

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $316,775          $285,029

 *The consolidated balance sheet at September 30, 1997 is unaudited. The December 31, 1996 consolidated balance sheet is derived from audited financial statements.

            MOSINEE PAPER CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                        Nine Months Ended
                                                          September 30,
 ($ thousands - unaudited)                             1997          1996
 Cash flows from operating activities:
   Net income                                      $ 23,120      $ 20,580
   Provision for depreciation, depletion
     and amortization                                14,177        13,014
   Recognition of deferred revenue                 (     30)     (     30)
   Provision for losses on accounts receivable           24           224
   Gain on property, plant and equipment
     disposals                                     (    296)     (    136)
  Deferred income taxes                               2,097         7,350
  Changes in operating assets and liabilities:
     Receivables                                   (  5,372)     (    510)
     Inventories                                   (  3,213)     (  5,410)
     Other assets                                  (  4,497)     (  2,621)
     Accounts payable and other liabilities           2,361         4,015
     Accrued income taxes                          (    851)          839
 Net cash provided by operating activities           27,520        37,315

 Cash flows from investing activities:
   Capital expenditures                            ( 25,170)     ( 16,564)
   Acquisition of B & J Supply                     (  6,235)
   Proceeds from property, plant and
     equipment disposals                                450           311
 Net cash used in investing activities             ( 30,955)     ( 16,253)

 Cash flows from financing activities:
  Borrowings (payments) under credit agreements      14,503      ( 19,058)
  Dividends paid                                   (  2,941)     (  2,385)
  Payments for purchase of company stock           ( 10,927)     (     20)
  Net cash provided by (used in) financing
    activities                                          635      ( 21,463)

 Net decrease in cash and cash equivalents         (  2,800)     (    401)
 Cash and cash equivalents at beginning of year       3,150         2,416
 Cash and cash equivalents at end of period        $    350      $  2,015

 Supplemental Cash Flow Information:
   Interest paid - net of amount capitalized       $  2,867      $  3,784
   Income taxes paid                                 13,279         5,762

            MOSINEE PAPER CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1. The accompanying financial statements, in the opinion of management, reflect all adjustments which are normal and recurring in nature and which are necessary for a fair statement of the results for the periods presented. Some adjustments involve estimates which may require revision in subsequent interim periods or at year-end. In all regards, the financial statements have been presented in accordance with generally accepted accounting principles.

 2.  Inventories consist of the following:
     ($ thousands)                         Sept. 30,         Dec. 31,
                                             1997             1996
     Raw material                          $19,991           $18,154
     Finished goods and work in process     24,637            20,764
     Supplies                                9,873             8,944
          Subtotal                          54,501            47,862
     Less:  LIFO reserve                     7,265             6,608
     Net inventories                       $47,236           $41,254

 3. Earnings per share of common stock is based on the weighted average number of common shares outstanding and gives effect to applicable preferred stock dividends. Sorg Paper Company preferred stock dividends in arrears for the nine months ended September 30, 1997 and 1996 were $51,840.

 4. Net income includes expenses for incentive compensation plans based upon the company's stock price. The company calculates this liability using the average price of Mosinee Paper's stock at the close of each fiscal quarter as if all earned incentive compensation plans had been exercised on that day. For the three months ended September 30, 1997, these plans resulted in an after-tax expense of $2,416,000 or $0.16 per share, compared to the third quarter of 1996 which produced an after-tax expense of $183,000 or $0.01 per share. For the year-to-date in 1997 these plans resulted in an after-tax expense of $2,564,000 or $0.17 per share, compared to an after-tax expense of $2,139,000 or $0.14 per share for the same period of 1996.

 5. Prior year per share data has been restated for a 3 for 2 stock split on May 15, 1997.

 6. Certain legal proceedings are described under Part II, Item 1 of this report.

 7. Refer to notes to the financial statements which appear in the 1996 annual report for the company's accounting policies which are pertinent to these statements.